Exhibit 23.1



                       CONSENT OF INDEPENDENT ACCOUNTANTS

         We consent to the incorporation in this registration statement on Pre-Effective Amendment No. 1 to Form SB-2 (Registration Number 333-92234) of our report dated March 5, 2002 (with respect to the last paragraph in Note 1, April 15, 2002) on the financial statements of NUWAVE Technologies, Inc. as of December 31, 2001 and for each of the years in the two-year period ended December 31, 2001. We also consent to the reference to our firm under the caption "Experts."

/s/ Eisner LLP

Eisner LLP

Florham Park, New Jersey
August 25, 2002